                                 EXHIBIT 5.1


AHLERS, COONEY, DORWEILER, HAYNIE, SMITH & ALLBEE, P.C.

ATTORNEYS AT LAW             KENNETH H. HAYNIE         WILLIAM J. NOTH       STEVEN L. SERCK          OF COUNSEL
                             JOHN F. MCKINNEY, JR.     DAVID SWINTON         STEVEN M. NADEL          PAUL F. AHLERS
100 COURT AVENUE, SUITE 600  RICHARD G. SANTI          LINDA L. KNIEP        ELIZABETH A. GROB        H. RICHARD SMITH
DES MOINES, IOWA 50309-2231  EDGAR H. BITTLE           JOHN D. HINTZE        JENNIFER A. CLENDENIN    ROBERT G. ALLBEE
                             RONALD L. SUTPHIN         PETER PASHLER         PATRICIA A. WESTEMEYER   DOUGLAS R. SMITH
                             LANCE A. COPPOCK          IVAN T. WEBBER        NATHAN J. OVERBERG       PHILIP J. DORWEILER, Retired
http://www.ahlerslaw.com     DAVID H. LUGINBILL        JANE B. MCALLISTER    DANIELLE J. LATHAM       JAMES EVANS COONEY
                             MARK W. BEERMAN           JAMES C. HANKS        JAMES R. WAINWRIGHT          (1917-1998)
TELEPHONE  515-243-7611      EDWARD W. REMSBURG        R. MARK CORY          J. ERIC BOEHLERT
TELECOPIER  515-243-2149     RANDALL H. STEFANI        SERGE H. GARRISON     GORDON D. GRETA
                             ELIZABETH GREGG KENNEDY   RONALD L. PEELER      MARK W. JOHNSON
                             WADE R. HAUSER III        ANDREW J. BRACKEN

                                April 23, 2001


Mahaska Investment Company
222 First Avenue East
Oskaloosa, Iowa 52577

     Re:  Mahaska Investment Company
          Registration Statement on Form S-8
          1998 Stock Incentive Plan
          -------------------------

Gentlemen:

     We are acting as counsel to Mahaska Investment Company (the "Corporation") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 550,000 shares of the Corporation's common stock, par value $5.00 per share (the "Common Stock"). The Common Stock is distributable under the Corporation's 1998 Stock Incentive Plan (the "Plan"). The opinion set forth below relates only to the Common Stock covered by the Registration Statement.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation, as amended, and the Bylaws of the Corporation, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. In making such examination, we have assumed as true, without independent review or verification, facts certified to us by certain executive officers of the Corporation and by public officials.

Mahaska Investment Company
April 23, 2001
Page 2

     Based on the foregoing, we are of the opinion that the 550,000 shares of Common Stock when issued by the Corporation in accordance with the Plan will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     The opinion expressed herein is limited to the laws and judicial practices of the State of Iowa currently in effect.

     We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.


                              Sincerely yours,

                              AHLERS, COONEY, DORWEILER,
                              HAYNIE, SMITH & ALLBEE, P.C.


                              John D. Hintze